UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2013

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

CNL Healthcare Trust, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

South Bay Properties

CHP Partners, LP, the operating partnership of CNL Healthcare Properties, Inc. (“us,” “we,” “our,” or the “Company”), entered into three purchase and sale agreements (the “South Bay Purchase Agreements”), each dated as of July 3, 2013, to acquire a portfolio of three senior housing communities, two in Lubbock, Texas and one in Oklahoma City, Oklahoma (the “South Bay Properties”), as well as a parcel of vacant land adjacent to the senior housing communities in Lubbock, Texas and related material contracts, for an aggregate purchase price of approximately $80.5 million. The South Bay Properties feature an aggregate of 447 residential units comprised of 320 independent living units, 97 assisted living units and 30 memory care units. The sellers, none of which are affiliated with us, are affiliates of South Bay Partners, Ltd., a full-service real estate development company headquartered in Dallas, Texas that specializes in senior housing (“South Bay”).

The first agreement entered into by and among the Company as purchaser and (i) RR AL Care Group Limited Partnership and (ii) RR IL Care Group Limited Partnership as sellers, relates to the sale of fee simple interests in land and improvements, which constitute the senior housing communities known as “The Club at Raider Ranch” and “The Isle at Raider Ranch” located in Lubbock, Texas (collectively the “Lubbock Communities”) for an aggregate purchase price of approximately $55.0 million. The second agreement, between the Company and Raider Ranch LP, relates to the sale of a fee simple interest in vacant land adjacent to the Lubbock Communities (the “Raider Ranch Land”), upon which the Company anticipates the development of complementary senior housing facilities, for a purchase price of approximately $3.0 million. The third agreement, between the Company and Oklahoma Care Group, LP, relates to a fee simple interest in the land and improvements which constitute the senior housing community in Oklahoma City, Oklahoma known as the “Town Village” for a purchase price of approximately $22.5 million.

The following table lists each of the South Bay Properties, its location, number of units and year built, if applicable:

South Bay Properties	Location	Units	Year Built
The Club at Raider Ranch	Lubbock, TX	152	2009
The Isle at Raider Ranch	Lubbock, TX	110	2009
Raider Ranch Land	Lubbock, TX	—	—
Town Village	Oklahoma City, OK	185	2004

Total:		447

We are currently conducting our due diligence investigation of the South Bay Properties during a 45-day inspection period which will expire on August 17, 2013. The Company has escrowed an initial earnest money deposit in the aggregate amount of $402,500 and will be required to deposit a second sum of $402,500 if the South Bay Purchase Agreements are not terminated within one day of the expiration of the due diligence period. The earnest money deposit will be applied toward the purchase price of the South Bay Properties at closing or refunded to us if (i) we terminate the South Bay Purchase Agreements before the end of the specified due diligence period, (ii) the sellers default under the South Bay Purchase Agreements; or (iii) certain conditions precedent to our obligations to close the acquisitions are not satisfied or waived. The closing of the South Bay Purchase Agreements are not conditioned upon each other, although it is a condition precedent to each of the purchase agreements covering the Lubbock Communities and the Raider Ranch Land that the Company and South Bay or an affiliate enter into a development agreement with respect to the development of the Raider Ranch Land.

The acquisition of the South Bay Properties is subject to the fulfillment of certain conditions, including receipt of required approvals and licenses from applicable state governmental authorities. Any claims by us against any of the sellers after the closings may not exceed an aggregate of (i) $763,000 with respect to The Club at Raider Ranch and The Isle at Raider Ranch properties; and (ii) $300,000 with respect to the Town Village property. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company.

The Company expects to acquire the South Bay Properties with cash and evaluate other financing alternatives. While we are evaluating financing options, we have not entered into a binding financing commitment with respect to the contemplated transactions and no assurance can be given that we will obtain financing on terms acceptable to us, if at all.

It is expected that the South Bay Properties will be managed by Integrated Senior Living, a privately owned and operated seniors housing management company founded in 2011 which currently manages eight properties in Texas, including The Club at Raider Ranch and The Isle at Raider Ranch properties.

Assuming that outstanding contingencies are satisfied, we anticipate that the closing of the South Bay Properties will take place during the third quarter of 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase and Sale Agreement dated as of July 3, 2013 by and among RR AL Care Group Limited Partnership, RR IL Care Group Limited Partnership and CHP Partners, LP (Filed herewith.)

10.2	Purchase and Sale Agreement dated as of July 3, 2013 by and between Raider Ranch, LP and CHP Partners, LP (Filed herewith.)

10.3	Purchase and Sale Agreement dated as of July 3, 2013 by and between Oklahoma Care Group, LP and CHP Partners, LP (Filed herewith.)

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification;

and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2013		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer